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                                                                    EXHIBIT 23.5


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 1999, with respect to the financial statements of Executive LAN Management, Inc., dba MicroVisions, incorporated by reference in Amendment No. 1 to the Registration Statement on Form SB-2 filed on Form S-3 and related Prospectus of FutureLink Corp. for the registration of 60,830,378 shares of its common stock.


                                               /s/ ERNST & YOUNG LLP


Orange County, California
February 8, 2001